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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                          ---------------------------
                                    Form 8-K
                                 Current Report

                      PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) March 2, 2001

                          ---------------------------

                                GATX Corporation
             (Exact Name of Registrant as Specified in its Charter)



           New York                        1-2328              36-1124040
(State or other jurisdiction of      (Commission file       (I.R.S. employer
        incorporation)                    number)         identification number)



                            500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

       Registrant's telephone number, including area code  (312) 621-6200

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On March 1, 2001, GATX Corporation issued the following press release:

         GATX Corporation (NYSE:GMT) today announced that it completed the sale of the majority of GATX Terminals Corporation's domestic operations to Kinder Morgan Energy Partners, L.P. This sale incorporates GATX Terminals' domestic terminaling operations and the Central Florida Pipeline Company. The sale of GATX's CalNev Pipeline to Kinder Morgan will follow upon the receipt of certain regulatory approvals.

         The purchase price for GATX Terminals' total domestic operations was $1.15 billion, including approximately $1.0 billion in cash plus the assumption of external debt and certain liabilities. Approximately $800 million of the purchase price was realized in conjunction with today's closing, including approximately $620 million in cash plus the assumption of debt and other liabilities. The remainder of the purchase price will be realized upon closing of the CalNev Pipeline sale.

          GATX Corporation also announced that it has closed sales of substantially all of GATX Terminals' European operations. The company has completed the sale of GATX Terminals Antwerpen N.V., a wholly-owned terminal operation based in Antwerp, to Oiltanking GmbH. The company has also completed the sale of its 50% interest in Terminales Portuarieas, S.A. ("TEPSA") to its partner, Petrofrance Chemie S.A. Total gross proceeds from the sale of the entire European network will approach $100 million.

         Ronald H. Zech, chairman of GATX Corporation, stated, "We are very pleased that the GATX Terminals sale process is progressing as planned. In each case, we have realized substantial value for GATX shareholders while concluding transactions with leading companies that are positioned to expand GATX Terminals' operations. We are working closely with Kinder Morgan to close the final piece of the domestic transaction, and then we will focus our full effort on the sale of the Asian operations."



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COMPANY DESCRIPTION

         GATX Corporation (NYSE: GMT) is a unique finance and leasing company combining asset knowledge and services, structuring expertise, creative partnering and risk capital to serve customers and partners worldwide. GATX Corporation provides leasing and financial services responsive to the specialized needs of a range of businesses. GATX Corporation specializes in railcar and locomotive operating leasing, aircraft operating leasing, information technology leasing, and venture finance for customers in diverse industrial sectors worldwide.

FOR FURTHER INFORMATION CONTACT:

ANALYSTS AND INVESTORS                                 MEDIA
----------------------                                 -----
Robert C. Lyons                                        George S. Lowman
GATX Corporation                                       GATX Corporation
312-621-6633                                           312-621-6599



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                               GATX CORPORATION
                                            -----------------------
                                                 (Registrant)

                                             /s/ Brian A. Kenney
                                            -----------------------
                                               Brian A. Kenney
                                              Vice President and
                                           Chief Financial Officer
                                          (Duly Authorized Officer)



Date:  March 2, 2001